EXHIBIT 10.114

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement") entered into this 8th day of February, 2005, by and between INTER PARFUMS, INC., a Delaware corporation (the "Company"), with its principal office at 551 Fifth Avenue, New York, NY 10176; and MARCELLA CACCI (the "Executive"), an individual residing at 8 St. Lukes Mews, London, UK W11 1DF.

                               W I T N E S S E T H

         WHEREAS, the Company is a world-wide provider of prestige perfumes;

         WHEREAS, Inter Parfums, S.A. is a majority-owned indirect subsidiary of Company (the "Subsidiary"), which maintains is executive offices at 4, Rond Point des Champs Elysees, 75008 Paris, France;

         WHEREAS,   the  Subsidiary  is  the  exclusive   world-wide   fragrance
Subsidiary under the Licence with Burberry Limited dated 12 October 2004 (the "License");

         WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to set forth the terms of employment of the Executive.

         NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

1.       POSITION.

         (a) The Company hereby agrees to employ the Executive as the President of Burberry Fragrances, a division of the Subsidiary, subject to the limitations set forth herein. As such, the Executive shall be responsible for the duties set forth in SCHEDULE 1A, annexed hereto, subject to the authority of the Board of Directors of the Company (the "Board"). The Executive accepts such employment upon the terms and subject to the conditions set forth herein, and further covenants and agrees with the Company to perform to the best of her abilities the duties generally associated with such position, as well as such other duties commensurate with her position as President of Burberry Fragrances as may be assigned from time to time by the Board. The Executive shall, at all times during the Term while she is providing services for the Subsidiary, report directly to the President of the Subsidiary. The Executive shall perform her duties diligently and faithfully and shall devote her full business time and attention to such duties.

         (b) Nothing in Subsection 1(a) shall prevent the purchase, ownership or sale by the Executive of investments in or securities of publicly held companies, provided, that the Executive shall own not more one percent (1%) of any outstanding class of equity security of such corporation.

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         (c)      As soon as  practicable  after the  execution  and delivery of this  Agreement in New York City,  the Company shall apply for a Certificate  of
Coverage   for  the   Executive   from  the  United   States   Social   Security
Administration, with the intent to have the Executive transferred to and working at the executive offices of the Subsidiary, presently located in Paris, France, for the balance of the Term. The Executive agrees to cooperate with the Company and execute such documents as may be reasonably necessary to permit the Executive to be transferred to the Subsidiary in Paris. Further, the Executive shall travel to such locations and at such times and from time to time as shall be required and directed by the Board or the President of the Subsidiary.

         (d) It is contemplated that on or before 1 January 2007 the Subsidiary is to establish a subsidiary in the United States for the marketing and distribution of Burberry fragrances and cosmetics. The Subsidiary agrees to first offer the chief executive position of such subsidiary to the Executive upon such terms as the parties shall mutually agree.

2.       TERM OF EMPLOYMENT.

         The term of Executive's employment under this Agreement will commence on March 15, 2005 (the "Effective Date"). Subject to the provisions of Section 10 of this Agreement, the term of Executive's employment hereunder shall be for a term of three (3) years from the Effective Date (the "Term"). The last day of the Term is the "Expiration Date."

3. COMPENSATION AND BENEFITS.

         (a) SALARY. Commencing on the Effective Date and throughout the Term, for the full, prompt and faithful performance of all of the duties and services to be performed by the Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, the base salary at an annual rate of Four Hundred Thousand Dollars (US$400,000) payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. In order to take into account certain fluctuations in the exchange rate between the U.S. dollar and the Euro, an adjustment shall be made in the Salary at the last day of each three (3) month period during the Term (the "Measurement Date"), provided that on the Measurement Date the exchange rate as published by the Wall Street Journal shall be higher than 1.30 US Dollars to 1.00 Euro.

         (b) BONUS. For each calendar year during the Term, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus") to the extent set forth in SCHEDULE 3B, annexed hereto. Subject to the provisions of Section 10 of this Agreement, the Executive must be employed by the Company on the date of payment in order to be eligible for any part of an Annual Bonus.

         (c) BENEFITS. The Executive shall be entitled to participate in all employee benefit plans which the Company and/or Subsidiary provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans. The Executive shall also be entitled to paid vacation of five (5) weeks per year, in

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accordance with the Company's vacation policy. The number of vacation days which may be deferred until the following year or for which payment shall be made in lieu of time off shall be subject to the discretion of the President of the Subsidiary. The Company may purchase one or more "key man" insurance policies on the Executive's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and the Executive will have no interest in any such policy. The Executive will cooperate with the Company in securing this key man insurance, by submitting to all required medical examinations, supplying all information and executing all documents required in order for the Company to secure the insurance.

         (d) HOUSING ALLOWANCE. For the first three (3) months of the Term, the Subsidiary shall provide to the Executive the sum of 3,785 euros per month for a housing allowance, for an aggregate of 11,355 euros for such three (3) month period. In addition, during the Term of this Agreement, the Company shall provide the Executive with a housing allowance of US$4,000 per month.

         (e) REALLOCATION ALLOWANCES. The Company shall reimburse the Executive for all reasonable expenses of relocating her residences from London to New York, and then from New York to Paris upon presentation of proper invoices therefor, which shall in no event exceed US$10,000 in the aggregate.

         (f) STOCK OPTIONS. As of the Effective Date, the Company shall cause the Subsidiary to grant the Executive, pursuant to the Subsidiary's applicable stock option plan as may then be in effect (the "Stock Option Plan"), options to purchase 20,000 ordinary shares of the Subsidiary's common stock at a purchase price equal to the fair market value of the shares at the time of the grant, under the terms and conditions set forth in the Stock Option Plan (the
"Options"). Subject to the provisions of Section 10 of this Agreement, the Options shall vest as follows: as to 6,666 shares on March 14, 2006, as to 6,667 shares on March 14, 2007 and as to the remaining 6,667 shares on March 14, 2008.

         (g) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by her on behalf of the Company or the Subsidiary during the Term in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's or the Subsidiary's policies as may be in effect from time to time.

         (h) ONE TIME ISSUANCE OF RESTRICTED SHARES. Upon execution and delivery of this Agreement, the Company shall cause the Subsidiary to issue 5,000 ordinary shares of the Subsidiary (the "Restricted Shares") to the Executive. Subject to the provisions of Section 10 of this Agreement, the Restricted Shares shall vest as follows: as to 1,666 shares on March 14, 2006; as to 1,667 shares on March 14, 2007; and as to the remaining 1,667 shares on March 14, 2008. If Subsidiary determines not to issue such shares as a result of regulatory compliance issues, then the Subsidiary shall have the option to pay to the Executive the fair market value of such shares on the respective vesting dates.

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         (i)      LONG-TERM INCENTIVE COMPENSATION.  During the Term and subject to the discretion of the Company, the Executive shall be eligible to participate in the grant of stock options, restricted stock or other similar equity awards, if any, pursuant to the terms of the Company's long-term incentive compensation plans.

         (j) PROFESSIONAL FEES. The Company shall pay for all reasonable legal and accounting fees and expenses incurred by the Executive in connection with the structuring, negotiation and preparation of this Agreement, which shall not exceed US$30,000 in the aggregate. In addition, the Company shall pay for all reasonable fees relating to Executive's non-US tax planning (including preparation and filing of tax returns) by the accounting or law firm of Executive's choice for each calendar year in which Executive spends any part as a resident of France, which shall not exceed 10,000 euros per annum. The Company shall retain counsel of its choice at its sole expense, in order to provide the Executive with such legal and administrative immigration services as may be contemplated by this Agreement.

4.       CONFIDENTIALITY, DISCLOSURE OF INFORMATION.

         (a) The Executive recognizes and acknowledges that the Executive has had and will have access to Confidential Information (as defined below) relating to the business or interests of the Company, the Subsidiary and their Affiliates or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive and her Affiliates, will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder).

         (b) The term "Confidential Information" shall include, but not be limited to, information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, Company Materials (as defined herein) or any other information relating to the Company's business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement or as a result of a court order). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive or as a result of a court order, regardless of whether the Executive continues to be employed by the Company.

         (c) For purposes hereof, the term "Affiliate" shall be defined to mean, in the case of the Company or the Subsidiary, an entity or person which directly or indirectly controls or is controlled by or is under common control with the Company or the Subsidiary, and, in the case of the Executive, shall mean an entity or person which directly or indirectly controls or is controlled by or is under common control with Executive.

         (d) It is further agreed and understood by and between the parties to this Agreement that all "Company Materials," which include, but are not limited to, computers, computer

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software,  computer  disks,  tapes,  printouts,  source,  HTML and  other  code,
flowcharts,   schematics,  designs,  graphics,  drawings,  photographs,  charts,
graphs,  notebooks,   customer  lists,  sound  recordings,   other  tangible  or
intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of the Company and, upon termination of Executive's employment with the Company, and/or upon the request of the Company, all Company Materials, including copies thereof, as well as all other Company property then in the Executive's possession or control, shall be returned to and left with the Company.

5.       INVENTIONS DISCOVERED BY EXECUTIVE.

         The Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, at any time during or after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which the Executive was or is involved, (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which directly relates to any of the Executive's work during the Term, whether or not during normal working hours. The Executive hereby assigns to the Company all of the Executive's right, title and interest in and to any and all such Inventions. During and after the Term, the Executive shall execute any and all documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive's agreed compensation during the course of the Executive's employment. Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether created alone or jointly with others, related to the Executive's employment with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. ss. 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. ss. 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. The Executive hereby irrevocably designates counsel to the Company as the Executive's agent and attorney-in-fact to do any and all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. Company need not take any other action, nor have any other documents executed, to effect such power of attorney. Executive expressly acknowledges and agrees that such power of attorney is irrevocable and shall be deemed to be coupled with an interest.

         This Section 5 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights").

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To the extent such Moral Rights cannot be assigned  under  applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the Executive hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. The Executive agrees to confirm any such waivers and consents from time to time as requested by the Company.

6.       [INTENTIONALLY OMITTED].

7.       NON-DISPARAGEMENT.

         The Executive and the Company, the Subsidiary and any of their several Affiliates hereby mutually agree that during the Term, and at all times thereafter, neither party will make any statement that is disparaging about the other party, and in the case of the Company, the Subsidiary, and any of their several Affiliates, officers, directors, or shareholders of such entities, including, but not limited to, any statement that disparages the products, finances, financial condition, capabilities or other aspect of the business of the Company, the Subsidiary or their several Affiliates. Each of the parties further agrees that during the same period each will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the other party, and, in the case of the Company the Subsidiary or their several Affiliates, any of their several officers, directors, shareholders or employees. In the event the Executive breaches this Section 7, then in such event and without limiting any other rights that the Company or the Subsidiary may have, the Company or the Subsidiary shall have the right, on notice to the Executive, to (a) terminate all Options, except to the extent previously exercised, and (b) cancel the Restricted Shares to the extent not vested, PROVIDED, HOWEVER, that the Executive shall have the right to cure a breach of this Section 7, to the extent such breach is curable, within thirty (30) days of the notice given under this Section 7. Unless such breach is cured, upon the expiration of such thirty
(30) day period, such Options, to the extent not exercised, shall thereupon become void and of no further force and effect, and such Restricted Shares to the extent not vested, canceled.

8.       PROVISIONS NECESSARY AND REASONABLE.

         (a) The Executive agrees that (i) the provisions of Sections 4, 5 and 7 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; and (ii) in the event of any breach of any of the covenants set forth herein, the Company and the Subsidiary would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company and the Subsidiary may have at law, without posting any bond or security, the Company or the Subsidiary shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the right of the Company or the Subsidiary to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

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         (b)      If any of  the  covenants  contained  in  Sections  4, 5 and 7 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

         (c) If any of the covenants contained in Sections 4, 5 and 7 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

9.       REPRESENTATIONS REGARDING PRIOR WORK AND LEGAL OBLIGATIONS.

         (a) The Executive represents that the Executive has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts the Executive's ability to accept employment with, or to perform any function for, the Company.

         (b) The Executive has been advised by the Company that at no time should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company.

         (c) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

         (d) The Executive warrants to the Company that she shall comply with the Code of Business Conduct of the Company, as may be in effect from time to time.

         (e)      The  Executive   acknowledges   that  the  Company  is  basing
important business decisions on these representations, and affirms that all of the statements included herein are true.

10.      TERMINATION..

         Notwithstanding  the  provisions  of Section 2 of this  Agreement,  the
Executive's   employment   hereunder   may   terminate   under   the   following
circumstances:

         (a) TERMINATION BY THE COMPANY FOR "CAUSE". The Company may terminate this Agreement for "Cause" at any time, upon 30 days notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined to include (i) the Executive's willful and material breach of the terms of this Agreement; or (ii) the Executive's commission of any felony or any crime involving moral turpitude; or
(iii) gross negligence or willful misconduct by the Executive in connection with her duties hereunder; or (iv) the Executive's willful refusal to perform her duties hereunder. Termination by the Company with Cause shall be effective only if, within 30 days following the delivery of a notice of termination for Cause by the Company to the Executive, the Executive has failed to cure the circumstances giving rise to Cause. Upon the termination for Cause of Executive's employment,

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all Options,  except to the extent previously exercised,  shall terminate and be of no further force and effect, all Restricted Shares to the extent not vested are canceled, and the Company shall have no further obligation or liability to the Executive except for Salary earned under this Agreement to the date of termination.

         (b)      TERMINATION BY THE COMPANY WITHOUT CAUSE.

                  (i)      The   Executive's   employment   hereunder   may   be
         terminated  without  Cause by the Company  upon  written  notice to the
         Executive:

                           (A) if Burberry Fragrances fails to meet the targets set forth in SCHEDULE 3B by fifteen (15%) percent or more; or

                           (B) at any time on not less than ninety (90) days notice; or

                           (C) as a result of Executive's inability to obtain or maintain the required French immigration status to be able to perform the services hereunder.

                  (ii) Upon termination of the Executive under Subsection 10(b)(i),

                           (A) the Company shall continue to pay the Executive the Salary and any payments or benefits due under Company policies or benefit plans for a nine (9) month period;

                           (B) if such termination occurs following the end of a calendar year and, prior to or following such termination, the Board determined that an Annual Bonus was earned for such calendar year, then the Company shall pay such Annual Bonus;

                           (C) if the Board determines that an Annual Bonus has been earned during the calendar year during which a termination under Section 10(b)(i) has occurred, then within thirty (30) days of such determination, the Company shall make an additional lump sum payment equal to the pro-rata portion of the Annual Bonus for the calendar year in which the date of termination occurred based on the number of days the Executive was employed during such calendar year;

                           (D) as an additional severance payment, if an Annual Bonus was earned for the calendar year prior to the calendar year in which the date of termination occurs, then the Company shall make a lump sum payment equal to 75% of such prior calendar year's Annual Bonus (the "Severance Bonus"), and for avoidance of doubt, the Executive understands that if no Annual Bonus was earned for the prior calendar year, then no Severance Bonus is to be paid; and

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                           (E)      all vesting  restrictions on all Options and
                  Restricted Shares shall lapse and such Options and Restricted Shares shall become immediately vested and exercisable.

         (c)      TERMINATION BY THE EXECUTIVE.

                  (i) The Executive shall have the right to terminate this Agreement on not less than ninety (90) days notice, and, except as provided herein, the Company shall have no further obligation or duty to the Executive other than for the Salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans, together with an additional payment of Salary equal to the lesser of a nine (9) month period, or the number of months the Executive worked prior to providing notice under this Section.

                  (ii) If such termination under Subsection 10(c)(i) occurs following the end of a calendar year and, prior to or following such termination, the Board determined that an Annual Bonus was earned for such calendar year, then the Company shall pay such Annual Bonus.

                  (iii) If the Board determines that an Annual Bonus has been earned during the calendar year during which a termination under Subsection 10(c)(i) has occurred, then within thirty (30) days of such determination, the Company shall make an additional lump sum payment equal to the pro-rata portion of the Annual Bonus for the calendar year in which the date of termination occurs based on the number of days the Executive was employed during such calendar year.

                  (iv) On the date of termination under Subsection 10(c)(i), all unvested Options, except to the extent previously exercised, shall terminate and be of no further force and effect, and all Restricted Shares to the extent not vested are canceled.

         (d)      DEATH.

                  (i) In the event of the Executive's death during the Term of this Agreement, then in such event, the Executive's employment hereunder shall immediately and automatically terminate, and except as provided herein, the Company shall have no further obligation or duty to the Executive or her estate or beneficiaries other than for the Salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans.

                  (ii) If the Executive dies following the end of a calendar year and, prior to or following the date of Executive's death, the Board determined that an Annual Bonus was earned for such calendar year, then the Company shall pay such Annual Bonus to the Executive's estate or beneficiaries.

                  (iii) If the Board determines that an Annual Bonus has been earned during the calendar year of Executive's death, then within thirty (30) days of such determination, the

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


         Company shall make an additional lump sum payment equal to the pro-rata portion of the Annual Bonus for the calendar year in which the date of death occurs based on the number of days the Executive was employed during such calendar year.

                  (iii) Effective as of the Executive's date of death, all unvested Options, except to the extent previously exercised, shall terminate and be of no further force and effect, and all Restricted Shares to the extent not vested are canceled.

         (e)      DISABILITY.

                  (i) The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder as reasonably determined by the Board acting in good faith, for (a) a period of forty-five (45) consecutive days, or (b) for shorter periods aggregating ninety (90) days during any twelve (12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this Subsection 10(e)(i), and except as provided herein, the Company shall have no further obligation or duty to the Executive other than for Salary earned under this Agreement prior to the date of termination and any payments or benefits due under Company policies or benefit plans.

                  (ii) If such termination under Subsection 10(e)(i) occurs following the end of a calendar year and, prior to or following such termination, the Board determined that an Annual Bonus was earned for such calendar year, then the Company shall pay such Annual Bonus.

                  (iii) If the Board determines that an Annual Bonus has been earned during the calendar year during which a termination under Subsection 10(e)(i) occurred, then within thirty (30) days of such determination, the Company shall make an additional lump sum payment equal to the pro-rata portion of the Annual Bonus for the calendar year in which the date of termination occurs based on the number of days the Executive was employed during such calendar year.

                  (iii) On the date of termination under Subsection 10(e)(i), all unvested Options, except to the extent previously exercised, shall terminate and be of no further force and effect, and all Restricted Shares to the extent not vested are canceled.

         (f) SEVERANCE UPON EXPIRATION OF TERM. Upon expiration of the Term, but provided that the Term is not extended or renewed, or this Agreement is not replaced by another agreement with the Company, Subsidiary or an Affiliate, the Company shall:

                  (i) pay the Executive the Salary and any payments or benefits due under Company policies or benefit plans for a nine (9) month period;

                  (ii) if expiration of the Term occurs following the end of a calendar year and, prior to or following such expiration, and the Board determined that an Annual Bonus was earned for such prior calendar year, pay such Annual Bonus; and

                  (iii) as an additional severance payment, if an Annual Bonus was earned for the prior calendar year, then the Company shall pay the Severance Bonus.

         (g) RELEASE AS CONDITION PRECEDENT. As a condition of receiving any and all severance benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to her receipt of such benefits a general release for the benefit of the Company, the Subsidiary and their several officers, directors and employees releasing each of the foregoing jointly and severally from any and all obligations, liability causes of action and damages Executive may have against them.


11.      INDEMNIFICATION.

         The Company agrees to indemnify and hold harmless the Executive to the extent permitted under the Certificate of Incorporation, By-laws and the laws of the State of Delaware, as may be in effect from time to time.


12.      CHOICE OF LAW; JURISDICTION.

         (a) The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of the State of New York, United States of America, without giving effect to conflict of law principles.

         (b) Each party hereto hereby irrevocably consents to the exclusive jurisdiction and venue of the state courts and of any United States District Court located within the State of New York, County of New York, United States of America, with regard to any and all actions or proceedings arising out of, or relating to, this Agreement, irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and agrees that service of process may be made in the manner for providing notice, as specified in SECTION 13(G) hereof.

         (c) Notwithstanding the foregoing, the parties acknowledge that as the Executive will be working for a substantial portion of her time at the executive offices of the Subsidiary in Paris, France, the Executive may become subject to certain laws, rules, regulations and orders of France as they relate to immigration, labor and tax issues.

13.      MISCELLANEOUS.

         (a) ASSIGNMENT. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or delegate its duties or obligations hereunder. Any such attempted assignment or delegation by the Executive shall be void and of no force and effect, and shall constitute a material breach of the provisions of this Agreement.

         (b) WITHHOLDING. All Salary and Annual Bonus payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level.

         (c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         (d) AMENDMENTS. Any attempted modification of this Agreement will not be effective unless signed by the Company and the Executive.

         (e) WAIVER OF BREACH. The Executive understands that a breach of any provision of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         (f) SEVERABILITY. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (g) NOTICES. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested; by hand delivery with an acknowledgment copy requested; or by the Express Mail service offered by the United States Post Office or any reputable overnight delivery service, directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by postage prepaid, registered or certified mail, return receipt requested, five (5) days after it is mailed; if sent by Express Mail or any reputable overnight delivery service, one (1) day after it is forwarded; or by hand delivery, upon receipt.

         (h) SURVIVAL. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

         (i) DISCLOSURE AND CONFIDENTIALITY. The Executive agrees to provide, and agrees that the Company similarly may provide in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own, manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, executive, partner, principal, agent, representative, consultant or otherwise. The Executive also agrees that the Company may disclose a copy of this Agreement to any in connection with a partnering transaction or financing, assuming that an appropriate confidentiality agreement is in place. The Executive further agrees not to disclose the existence or terms of this Agreement to any person other than the Executive's immediate family and legal, financial or accounting professional. Executive agrees to notify the Company within 5 days after accepting employment or any other position (consulting or otherwise) with any individual or entity other than the Company during the Term and during the two year period after the Term and that a copy of this Agreement may be provided by the Company to such individual or entity.

         (j)      [Intentionally omitted].

         (k) RIGHTS OF OTHER INDIVIDUALS. Other than the Subsidiary, which is a third party beneficiary of this Agreement, this Agreement confers rights solely on the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any other individual or entity.

         (l) HEADINGS. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

         (m) ADVICE OF COUNSEL. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.

                 [Balance of this page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.

EXECUTIVE                                          INTER PARFUMS, INC.

/s/ Marcella Cacci                                 By: /s/ Jean Madar
------------------                                    ---------------
MARCELLA CACCI
                                                   Title: CEO

Dated:  February 8, 2005                    Dated: February 8, 2005

                                   SCHEDULE 1A

                                     DUTIES


     The President of Burberry Fragrances shall be the principal point of contact for Burberry Limited ("Burberry") with Burberry Fragrances and such person shall devote all of her time to the development of the Subsidiary's business in respect of the products under the License ("Licensed Products"). Notwithstanding anything to the contrary the President of Burberry Fragrances shall report, and shall be subordinate to, the President of the Subsidiary, provided that the President of the Subsidiary shall not give directions to the President of Burberry Fragrances which are inconsistent with the terms of the President of Burberry Fragrances' appointment and her role and responsibilities.

o    Heads Burberry Fragrances division of the Subsidiary

o Responsible for the operational direction of the Burberry Fragrances business within the Subsidiary

o Responsible for making proposals for the strategic direction of the Burberry Fragrances business within the Subsidiary

o Directs product development, marketing (including public relations, advertising and promotion) and sales and distribution, subject to the business plans and marketing plans provided for under the License and the advertising and promotion expenditures described in the License

o    Supervises production, logistics and operations

o    Responsible  for  recruitment,   designation  and  management  of  Burberry
     Fragrances personnel.

                                   SCHEDULE 3B

                                      BONUS

       The Executive shall be eligible to receive an Annual Bonus of US$250,000, to the extent set forth below, and the calculations shall take into account the new pricing structures of Burberry Fragrances):

Annual Bonus Based Upon Ex-factory Net Sales
--------------------------------------------

       1. If Burberry Fragrances achieves net sales of ________(1) Euros ex-factory during the period of 1 January 2005 to -31 December 2005, then the Company shall pay US$125,000 to the Executive.

       2. If Burberry Fragrances achieves net sales of ______(1) ex-factory during the period of 1 January 2006 to 31 December 2006, then the Company shall pay US$125,000 to the Executive.

       3.     If  Burberry   Fragrances   achieves  net  sales  of   ________(1)
ex-factory during the period of 1 January 2007 to 31 December 2007, then the Company shall pay US$125,000 to the Executive.

Annual Bonus Based Upon Earnings
--------------------------------

       For each calendar year that Burberry Fragrances achieves earnings before interest and taxes of _____(1) or more, the Company shall pay US$125,000 to the Executive.

Calculation
-----------

       The calculations to determine the Annual Bonuses shall be made by the Director of Finance of the Subsidiary within sixty (60) days of the end of the applicable period in accordance with generally accepted accounting principles applied on a consistent basis by the Subsidiary and shall be conclusive and binding upon the Executive. Such calculations shall be deemed to include all compensation accrued to the Executive, including but not limited to the Annual Bonus compensation calculated under this Schedule 3B.

Additional Bonuses
------------------

Any additional bonus, if any, shall be in the discretion of the Board.




--------
(1)    Excised- confidential treatment is being sought.


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